Exhibit 24

POWER OF ATTORNEY

WHEREAS, LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, is to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the year ended December 31, 2006 (the 2006 Form 10-K); and

WHEREAS, each of the undersigned holds the office or offices in LOUISVILLE GAS AND ELECTRIC COMPANY set opposite his name;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints JOHN R. MCCALL and S. BRADFORD RIVES, and each of them, individually, his attorney, with full power to act for him and in his name, place, and stead, to sign his name in the capacity or capacities set forth below to the 2006 Form 10-K and to any and all amendments to such 2006 Form 10-K and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of this 19th day of March, 2007.

/s/ Victor A. Staffieri	/s/ John R. McCall
VICTOR A. STAFFIERI	JOHN R. McCALL
Chairman, President and Chief	Executive Vice President, General Counsel
Executive Officer	and Corporate Secretary
(Principal Executive Officer)	Director

/s/ S. Bradford Rives	/s/ Chris Hermann
S. BRADFORD RIVES	CHRIS HERMANN
Chief Financial Officer and Director	Senior Vice President — Energy Delivery and Director

/s/ Paul W. Thompson
PAUL W. THOMPSON
Senior Vice President — Energy Services and
Director